Aether Systems Inc. Second Quarter 2003 Financial Results Conference Call
                        Transcript dated August 13, 2003



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Operator


 Thank you for holding, ladies and gentlemen, and welcome to the Aether Systems second quarter 2003 results conference call. During the presentation, all lines will be on a listen-only mode. There will be an opportunity to ask questions, and instructions will be given at that time. Thank you for your attention.

I now turn the call over to your host, Mr. Gregg Lampf.


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 Gregg Lampf  - Aether Systems, Inc. - Director - Investor Relations


 Thank you Jill, good morning everyone. Welcome to Aether's Q2 2003 conference call.

Before we get started, I'd like to communicate our safe harbor language. This conference call may contain forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. When used herein the words anticipate, believe, estimate, intend, may, will, and expect, and similar expressions as they relate to Aether Systems Inc. or its management are intended to identify such forward-looking statements. The company's actual results, performance, or achievements could differ materially from the results expressed in our implied by these forward-looking statements. Factors that could cause or contribute to such differences include the factors discussed in our press release and filings with this SEC. Aether undertakes no obligation to update or advise any forward-looking statements whether as a result of new information, future events or otherwise. Actual results could differ materially for a variety of reasons and circumstances.

On the call will be Dave Reymann, Aether's CFO, who will review the quarter from a financial perspective; George Davis, Aether's Vice Chairman and President, who will review business operations; and Dave Oros, Aether's CEO, who will join us for the Q & A. This call will be available for replay until Friday August 22. That number is 800-839-0860 and the access code is 1057. Additionally the call can be heard live right now and as an archive at Aether's website at aethersystems.com.

I'll now turn the call over to Dave Reymann.


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 David Reymann  - Aether Systems, Inc. - CFO


 Thanks Gregg. Good morning everyone.

I'll review the results for the second quarter ended June 30, 2003, and I will also provide some details as we look ahead. First let's focus on the balance sheet as of the end of June of '03. Aether has approximately $301 million in cash, cash equivalents, and short-term investments as of the end of June '03. Total cash reduction for the second quarter of '03 was approximately $13.9 million, which breaks down as follows: 3.9 million related to the Q2 EBITDA spend for the quarter, 5.5 million related to restructuring payments made against our restructuring reserve, and remaining 4.5 million as a combination of a working capital earned offset by interest income earned on our investments and proceeds from assets held for sale that were sold this quarter.

Moving on to inventory. Inventory decreased by $4.9 million versus March of '03. Most of this related to our trucking business. This reduction reflects our ability to continue to effectively manage our inventory levels, but also it relates to MobileMax 2 units that were shipped to our customers throughout the quarter.

On to the liability side of the balance sheet. When we combine accounts payable and accrued expenses, the net balances versus March of '03 decreased by approximately $5.8 million. This reduction is a result of the timing of normal bill payments that we made that will vary as a result of normal operating cycles from quarter to quarter.

On to the restructuring reserve accounts on the balance sheet. When we combine the short-term restructuring reserve account and the long-term restructuring reserve account the net balance is decreased by $3.2 million versus the end of March. This decrease was a result of two things. First, a $5.5 million payment

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we made against the restructuring reserve that I referred to earlier, and this is offset by a $2.3 million charge to the P & L which relates to a contract termination payment as well as severance-related calls that we've incurred. Moving down the balance sheet, accrued interest payable increased by $2.3 million versus March of '03. And this increase relates to the fact that the semi-annual interest payment date for our 6% convertible notes was March 22, 2003. As a result, we accrued for just over a week's worth of interest liability in Q1 of '03, and accrued for the entire liability in the second quarter of '03.

As we continue down, deferred revenue. Again, when combining the short-term deferred revenue account and the long-term deferred revenue account on the balance sheet, the net of the two is a balance of approximately $32.6 million in deferred revenue as of the end of June of '03. This amount increased by $2.3 million versus March, and keep in mind that this is deferred revenue that mostly relates to our trucking business, and we will recognize this deferred revenue in accordance with Generally Accepted Accounting Principles over the life of our customer's contracts in that business.

Moving on to the income statement for the second quarter ended June 30, '03. Aether reported revenue for Q2 of '03 of 27.8 million versus 29.2 million for Q1 of '03, as compared to 31.6 million for Q2 of 2002. Q2 of '03 revenue breaks out as follows: Subscriber revenue was 17.8 million, engineering services revenue .2 million, software and related services revenue was 5.6 million, and device sales revenue was 4.2 million. Again, the total, 27.8 million. I want to point out the revenue reduction versus last quarter and also last year relates to a couple factors worth mentioning. The execution of our plan to optimize Aether's cost structure and focus on profitable business -- profitable segments of our business. This execution has created a challenging environment for focusing on revenue growth. Another contributing factor related to the -- relates to the converging of Highway Master 5,000 customers to our MobileMax II product again of our trucking division. Remember, this was our strategy when acquiring customers from @Track early last year. The good news is, that the revenue reduction impact associated with this conversion process is behind us, and George Davis is going to drill down on that just a bit more in a few moments. As we look ahead for the remainder of this fiscal year, Aether expects a return to modest revenue growth. The return to modest revenue growth will be driven by deployments now being implemented across all business units, particularly from our transportation division, and again we're going to drill down on those in just a moment.

Moving on to gross margins, overall gross margins were reported at 52.9% for the second quarter of 2003, and this compares to 45.8% for the first quarter of 2003. This increase in gross margin is mainly due to a 1.5 million dollar nonrecurring favorable adjustment that was recorded as cost of sales that relates to our Blackberry business. Because this is a nonrecurring favorable adjustment we anticipate the gross margins will be in the mid-40% range as we move forward.

On to operating expenses for the second quarter of 2003. Overall, operating expenses improved by $1 million versus Q2. Of this $1 million, approximately $840,000 relates to general and administrative expenses that are a result of us continuing to see overhead synergies across our business units. Worth noting is that we also saw a modest reduction in R & D spending as well for this quarter. The net of all this from a P & L standpoint is an operating loss excluding non-cash charge of 17 cents a share for the second quarter of '03, and this compares to a net loss, excluding non-cash charge, of 22 cents a share for the first quarter of '03. Remember, non-cash charges include things like restructuring charges associated with Aether's reduction efforts, amortization of intangibles related to our acquisitions, and non-cash expenses related to options and warrants, and this is just to mention a few. As we look ahead, we continue to execute on our plan to reach profitability and we expect operating loss excluding non-cash charge to continue to improve throughout the balance of this fiscal year.

With that, I'll turn it over to George Davis.


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 George Davis  - Aether Systems, Inc. - Vice Chairman, President


 Thank you David, and good morning everyone.

As outlined and discussed for the last several reporting periods, Aether has been engaged in a corporate strategic initiative focused on the establishment of a financially sound, growth-oriented business structure. This structure will allow us to leverage current select assets to exploit proven and evolving markets which we can move forward in with a high level of confidence of success. Success to be ultimately measured by profitable top-line growth, cash generation, and ultimate shareholder value. The processes included several integrated initiatives, primarily being, one, the maintaining of current revenue lines through the exploitation of current core products and services. Two, cost reduction containment and optimization, three, gross margin improvements, and, four, the development of a business unit structure that allows us to provide compelling, competitive, and affordable products and services to select market segments that will support our ultimate goal of profitable top-line growth. The general status of these key initiatives through Q2 from a big picture perspective is favorable and that we believe the integrated plan, progress has positioned us well for the second half of 2003 and beyond. Concurrent with the success demonstrated in Q2 with ongoing cost reduction and margin improvement,

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we made good progress in shoring up our business unit structure. While revenue was down for the quarter we believe that the culmination of our efforts has set the stage for us to return to revenue growth in the second half of 2003 and are well positioned to achieve profitable revenue growth in 2004.

Let me add some color, specifics, and highlights specific to Q2 performance against these initiatives. Cost reductions. Operating expenses continue to trend down at both the business unit level and corporate overhead level. The 18.5 million of opex reported for the quarter represents a $13 million reduction from Q2 a year ago, or 41% reduction. Additional Q2 opex savings include additional headcount reductions as well as cost optimization initiatives across R & D, G & A, and sales and marketing within each business unit as well as corporate overhead. We will continue to pursue cost savings initiatives and expect further savings in the coming quarters. We move into the second half of 2003 with a stable cost structure that supports growth expectations.

Gross margins. Gross margins continue to trend upward and we fully expect to achieve our targets in the 45% range in the coming quarters. Through ongoing aggressive management of our cost of goods sold, including recurrent services costs, hardware costs, and discretionary costs, we have positioned ourselves with a base line that will support our gross margin targets. Additionally we continue to manage select product pricing consistent with market variables.

Revenue, while we are disappointed with the level of revenue reduction in the quarter, we do believe that we can point to various one-off factors that influence this reduction to this level and are highly confident that they are not repeatable. The Highway Master conversion percentage was low in the quarter and impacted our transportation revenue line. Again we are back on track moving into Q3 and expect an improvement of the conversion factor through completion. We have significantly restructured and made significant changes to our Enterprise Mobility Solutions business unit, which resulted in several revenue impact variables. I will talk more about this in the business unit area of discussions. Our large contract with Hamilton County in our mobile government division was delayed against our expectations, hence pushing some of this revenue recognition out of Q2 and into Q3 and beyond.

Business unit structure. As we completed Q2 2003, Aether's moving forward with three distinct business units, all focused and incentivised to return future profitable top line growth. These three business units have self-sustaining structures with minimal corporate overhead, direct participation. In other words, all sales, marketing, G & A are being managed within the business units with the requirement to manage to an EBITDA positive position. Under the direction of Gregg Smith and his management team, our Enterprise Mobility Solutions business unit achieved revenues for Q2 totaling 12.8 million, with our Sila operations in Europe contributing 1.6 million of the 12.8. Sila provides one and two-way financial information on a variety of mobile devices to its user base. The remaining Q2 revenue of 11.2 million in this division included recurring services revenue from our domestic financial services market data products, our Blackberry by Aether services, and recurring services for enterprise customers such as Office Depot and Sun Microsystems. The total EMS subscriber base at end of Q2 was over 60,000 subs. Additional incremental revenue included engineering services revenue and some software revenue obtained from a variety of enterprise customers. In Q2 we completed the go-forward plans and structure for EMS business unit. This initiative provides for enhanced focus on enterprised market segments that will provide strategic value and profitable growth potential. The near-term focus of our EMS business units, its assets and resources will focus on the following segments: One, market data products. This business segment, which includes our Sila operations, has been a staple of early Aether core services and we will continue to maintain our customer base here while applying new growth initiatives in development, marketing, and sales. Two, Blackberry by Aether. We intend to continue providing the Blackberry by Aether services to our premier enterprise customers, with over 50,000 users within fortune companies like Goldman Sachs and Banc America, we will maintain our premier level of enterprise service in this market segment with added focus on engaging complimentary add-on services and applications such as our market-data applications. Three, the Aether 20/20 enterprise product line. With a completion of the baseline development efforts associated with our 20/20 delivery product, a mobile proof of delivery solution was reached to our Office Depot, Staples, and various other logistics customers, we are proceeding to apply significant focus on the sale and deployment of this exciting new product. With an initial customer win at Corporate Express announced in Q2, we are launching the solution with a premier industry leading customer providing confidence and verification of its value proposition. The pipeline already established a solid potential return for this focused initiative. We have established market penetration goals for this offering and feel confident we can grow this business. We have also identified the potential for complimentary solution offerings and fuel service and oil and gas and will continue to enhance our offering to support market expansion. This product line is built on our Fusion platform verifying the value added for this robust wireless development and operation the environment. EMS was into Q3 with a focused business model that includes revenue growth projections and we have targeted the business unit to achieve EBITDA break-even by the end of 2003.

Aether mobile government. Mike and the AMG management team contributed 5.3 million of revenue in Q2 consisting primarily of software licensing and recurring -- recurring maintenance revenues. Once again, our AMG business unit provided positive contribution margin to our business and will continue to grow this contribution on a go-forward basis. The revenue mix includes the sale and delivery of public safety solutions across various law enforcement, excuse me, and fire and rescue customers. Bookings for the quarter exceeded 11.2 million

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with a significant new booking from Hamilton County, Ohio, one of the largest quarters ever achieved by our mobile government business unit. In addition to Hamilton we acquired 38 new customers, including the Kentucky State police, and Minneapolis, Minnesota. The new bookings represent the sale of our AMG diversified products including Packet Cluster, Packet Writer, and fire records management. We passed major tests and acceptance milestones for the police program in conjunction with the prime contractor Lockheed Martin. We developed and shipped a fire, records management solution interphase with Motorola's client software which will set up future growth opportunities. We completed the PocketBlue implementation for the state of Washington's federal protective services, the first Department of Homeland Security installation for Aether. We also implemented the first Y5 broad band infrastructure installations for PacketCluster and PacketWriter in North Carolina. We believe this is a first in the industry. Our mobile government business unit will move forward maintaining a leadership role in providing mobile solutions that maximize the safety and security for citizens, with over 3,000 customers and over 70,000 users across 50 states we have a solid and profitable business base. We are confident that we will see profitable pipeline growth in the second half of 2003 for mobile government.

Transportation. [INAUDIBLE] and the transportation business unit management team contributed 9.7 million of revenue in Q2. The revenue mix was primarily of subscriber-based revenue from our MobileMax product plan and our Highway Master 5,000 product line with other contributions from our asset tracking products, Platinum services, and logistics. We recognize revenue upon installation and activation of our MobileMax 2 solution. Total new installs for Q2 were over 3,000 units, raising our base of recurring subscribers from MobileMax to over 26,000 subscribers. This does take into consideration any deactivation. These subscribers include MobileMax 2 dual mode and single mode users with the vast majority being dual mode. From Q2 2002 through Q2 2003 we have increased the MobileMax subscriber base from 21,000 users to over 26,000 users, an increase of 24%. And MobileMax subscriber revenue has increased from 4.5 million to 5.5 million over the same period. Our Highway Master 5,000 legacy product acquired from AtTrack and the customer base therewith has been targeted as conversion potential for our advanced MobileMax product line. The product is legacy and the customer base has been in process of converting to advanced services like MobileMax, deactivating completely from a mobile communication service, or maintaining uses for a period of time relative to Aether maintaining the service. While the RPU of the Highway Master 5,000 service is higher than MobileMax the contracts are more incremental, example month-to-month, they're more usage based which creates unpredictability and the product has an end of life. Converting to MobileMax provides state-of-the-art technology, enhanced services, and guarantees subscriber revenue for four to five years. Through Q2 we have been able to convert over 4100 Highway Master 5,000 subs to MobileMax. These are actually activated systems. And have a backlog of over 5400 subs in line for MobileMax 2 conversion. That represents 31% of the total available Highway Master 5,000 subs to date. We are aggressively pursuing the remaining available Highway Master subs for conversion to achieve our established targets. In Q2 we saw a one-off depletion of Highway Master subs that did not convert to MobileMax at our gross percentage going rate. We view this as a one-off scenario due to unique circumstances, and are confident that we will return to conversion levels in Q3 and Q4, consistent with targets. This did contribute to the revenue reduction in Q2. For the quarter we added several new MobileMax customers including PDQ Transportation and Winerich Transportation. Additionally we had add-on orders of over 500 subs from current customers. Significant conversion from Highway Master to MobileMax orders came from key customers like nation-wide, Zimmerman, and WJ Dean. Our asset tracking product line saw solid development in interest, and we provided several proposals to potential customers. We also initiated the install at U.S. Xpress for our newly announced geologic tracking solution. U.S. Xpress has initial order for 12,000 units. U.S. Xpress continues to rollout, and we completed the install of over 2500 MobileMax units in Q2. The remaining 3,000 units are on schedule to be installed by year-end.

We ended the quarter with an updated pipeline totaling almost 100 million and high confidence that we will see growth in new orders and revenue growth in the second half of 2003. With a backlog of over 7300 MobileMax units contracted and to be installed adding to our contracted revenue base of over $80 million in subscriber revenue, we feel strongly that our transportation business unit will meet growth expectations. We are going forward with a strong commitment to grow this business unit with near-term focus on mobile communications, asset tracking, and ASP services for the transportation industry. This business unit will be EBITDA positive by year-end and will enter 2004 with profitable top-line growth.

Thank you.


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 David Reymann  - Aether Systems, Inc. - CFO


 With that, excuse me, we'd like to turn it over for questions. Jill, if you would take the questions, please.


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QUESTION AND ANSWER



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Operator


 Thank you. To ask a question, please press the 1 followed by a 4 on your touch-tone phone. If for any reason you wish to retract your question, press a 1 followed by a 3. All questions will be taken in the order they are received. And you will be placed back into conference following your question. Once again, for questions or comments, press a 1 followed by a 4. We have Mr. Scott Sutherland, go ahead, sir.


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 Scott Sutherland  - Wedbush Morgan - Analyst


 Good morning.


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 David Reymann  - Aether Systems, Inc. - CFO


 Hi, Scott.


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 Scott Sutherland  - Wedbush Morgan - Analyst


 Question on subscriber numbers. Can you give some of the metrics there broken down by the three units as well as premium and enterprise customers? And in addition can you talk about churn with and without the conversion of the MobileMax -- or Highway Master 5,000 and MobileMax.


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 David Reymann  - Aether Systems, Inc. - CFO


 Yeah, let me give the -- the subunits that we typically do, Scott, by -- by our business unit, EMS. Had subs of 60,000 -- 60,900 rounded, AMG pretty stable at 500, and our transportation and logistics group is 42,700, within T & L, and George mentioned this earlier but I'll reiterate it. Breaking out the MobileMax subs are just over 26,000 and the @Track are about 13.7.


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 Scott Sutherland  - Wedbush Morgan - Analyst


 Okay. And can you give kind of a true number on a monthly or quarterly basis with and without the conversion going on?


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 David Reymann  - Aether Systems, Inc. - CFO


 Overall if you look at all three business units with respect to subs, the average churn is between 8% and 10%. If you break out what's going on specifically in the -- our trucking business, and we drilled down on this a bit, as George indicated, we're up significantly from last year, the churn rate that we saw in the second quarter was higher than what we're going to see going forward. The important news there is that turn for the most part is behind us, and we feel like we've reached a good foundation of revenue for the trucking business going forward.


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 Scott Sutherland  - Wedbush Morgan - Analyst


 And one last question. On the Highway Master 5,000, I'm not sure if I completely understood. How many units are still -- I think you mentioned you had
--


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 David Reymann  - Aether Systems, Inc. - CFO


 Still available for conversion?

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 Scott Sutherland  - Wedbush Morgan - Analyst


 13700 still available for conversion?


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 David Reymann  - Aether Systems, Inc. - CFO


 Subs right now 13,716 for the Highway Master product.


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 Scott Sutherland  - Wedbush Morgan - Analyst


 On your operating expense side, you know, given the network operating center in Arizona and recent relationship with EDS, can you talk about any further cost reduction you would expect in that area.


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 George Davis  - Aether Systems, Inc. - Vice Chairman, President


 Well we have done a tremendous amount of consolidation in what we call our hosting services under our Enterprise Mobility and Solutions group. We have actually moved out of the facility and found someone to pick up the lease going forward on that. We have consolidated those operations for those customers in that division back here in Owings Mills. The reduction in wide area cost, integration costs and headcount costs were a great contributor to our opex reductions over the last couple quarters.


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 Scott Sutherland  - Wedbush Morgan - Analyst


 Did that benefit this quarter as well?


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 George Davis  - Aether Systems, Inc. - Vice Chairman, President


 We'll get a little more on this quarter as well absolutely because we just really moved out of there over the last couple weeks, we got the last servers out of there.


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 Scott Sutherland  - Wedbush Morgan - Analyst


 That's it for now, thanks.


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 David Reymann  - Aether Systems, Inc. - CFO


 Thank you, Scott.


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Operator


 Thank you. It appears we have no further questions at this time.


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 David Reymann  - Aether Systems, Inc. - CFO


 Okay. Thank you everyone.


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 George Davis  - Aether Systems, Inc. - Vice Chairman, President


 Thank you.


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 David Reymann  - Aether Systems, Inc. - CFO


 Bye bye.


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Operator


 This now concludes today's Aether Systems conference call and thank you for your participation.